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                              ACCOUNTANTS' CONSENT


     We have issued our report dated November 22, 1996 accompanying the financial statements of The Market Building and Saving Company contained in Pre-Effective Amendment No. One to Forms S-1, AC and OC of Market Financial Corporation to be filed with the Securities and Exchange Commission and the Office of Thrift Supervision on or about January 22, 1997. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "experts".

Grant Thornton LLP

Cincinnati, Ohio
January 17, 1997